FOR IMMEDIATE RELEASE:
Contacts: Alan Caminiti 914-701-8400 (Media)
              Dan Loh 914-701-8210 (Investors)

     Atlas Air Worldwide Holdings, Inc.
Files Form 8-K Report for First-Quarter 2005 Results

Purchase, N.Y., August 17, 2005 -- Atlas Air Worldwide Holdings, Inc. (AAWW) (OTC: AAWW.PK), a leading provider of global air cargo services, has filed a Current Report on Form 8-K with the Securities and Exchange Commission that reports, among other things, the Company’s unaudited condensed consolidated financial results for the three-month period ended March 31, 2005.

The financial statements included in the Form 8-K have not been reviewed by AAWW’s independent registered public accountants. While AAWW expects to report these financial statements for this period on a SEC Form 10-Q once the independent accountants have completed their review, AAWW management believes that the financials included in this 8-K accurately reflect AAWW’s financial condition as of the periods indicated.

About Atlas Air Worldwide Holdings, Inc.:

AAWW is the parent company of Atlas Air, Inc. (Atlas) and Polar Air Cargo, Inc. (Polar), which together operate the world’s largest fleet of Boeing 747 freighter aircraft.

Atlas is the world’s leading provider of ACMI (aircraft, crew, maintenance and insurance) freighter aircraft to major airlines around the globe. Polar is among the world’s leading providers of airport-to-airport freight carriage. Polar operates a global, scheduled-service network and serves major trade lanes of the world.

Through both of its principal subsidiaries, AAWW also provides commercial and military charter services.

AAWW’s press releases, SEC filings and other information may be accessed through the Company’s home page, www.atlasair.com.

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